Exhibit 10(l)

AMENDMENT TO LOAN AGREEMENT

THIS AMENDMENT TO LOAN AGREEMENT ("Amendment") is entered into as of the 30th day of September, 1999 by and between THE PROVIDENT BANK, an Ohio banking corporation, One East Fourth Street, Cincinnati, Ohio 45202 ("Lender") and LCA-VISION INC., an Ohio corporation, and REFRACTIVE CENTERS INTERNATIONAL, INC., an Ohio corporation, (individually and collectively, "Borrower"), whose collective mailing address is 7840 Montgomery Road, Cincinnati, Ohio 45236.

RECITALS

A.

Lender and Borrower entered into a Loan Agreement on June 29, 1998 ("Loan Agreement").

B.

The parties desire to modify the terms of the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, all of which are considered to be a part of this Amendment, and the benefits accruing to the parties hereunder, receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed as follows:

1.

All capitalized terms used herein, unless otherwise defined herein, shall have the same meaning as set forth in the Loan Agreement.

2.

Section 6.5 of the Loan Agreement is hereby deleted and the following substituted there for:

EBITDA to Debt Service. Permit the ratio of EBITDA to the sum of: (i) current maturities of Senior Debt and capitalized lease payments plus (ii) interest expense, each to be calculated for the same period, to be less than 2.0 to 1.0 for the fiscal quarters ending on 9/30/99 and thereafter, calculated at the end of each fiscal quarter on an historical trailing four quarter basis. Both Lender and Borrower will negotiate in good faith any appropriate changes to this covenant as a result of the impact of non-cash charges to the income of Borrower.

3.

Section 6.7 of the Loan Agreement is hereby deleted and the following substituted therefor:

Tangible Net Worth. Maintain at all times a minimum consolidated

Tangible Net Worth plus Subordinated Debt of not less than

$45,000,000.

4.

All of the terms and conditions contained in the Loan Agreement and all other loan documents ("Loan Documents") evidencing and securing the indebtedness evidenced by the Loan Agreement ("Indebtedness"), except as modified by this Amendment, shall remain unchanged. unimpaired and in full force and effect. This Amendment is hereby made a part of the original Luau Agreement as completely as if incorporated verbatim therein.

5.

Borrower acknowledges and unconditionally promises to pay the entire Indebtedness as set forth in the Loan Agreement, as amended as set forth herein, and in the Loan Documents. Borrower reaffirms all covenants and representations set forth in the Loan Agreement and Loan Documents as if such covenants and representations were made as of the date hereof.

6.

This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Ohio. This Amendment shall inure to the benefit of and he binding on the respective successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first above written.

LENDER:

THE PROVIDENT BANK

By:  /s/Richard E. Wirthlin, V.P.

      Richard E. Wirthlin

BORROWER:

LCA-VISION INC.

By:  /s/ Larry P. Rapp

Name:  Larry P. Rapp

Title:  CFO and Treasurer

REFRACTIVE CENTERS

INTERNATIONAL, INC.

By:  /s/ Larry P. Rapp

Name:  Larry P. Rapp

Title:          CFO